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                                 AMENDMENT NO. 6
                                       TO
                             THE EARTHGRAINS COMPANY
                      EMPLOYEE STOCK OWNERSHIP/401(k) PLAN


         WHEREAS, The Earthgrains Company (formerly Campbell Taggart, Inc. and hereafter referred to as the "Company") adopted The Earthgrains Company Employee Stock Ownership/401(k) Plan (hereafter referred to as the "Plan"), effective as of July 1, 1994; and

         WHEREAS, the Company desires to amend said Plan, effective as of the dates specified herein;

         NOW, THEREFORE, the Plan is hereby amended, effective as of the dates specified herein, in the following respects.


                                       I.

         Effective as of January 1, 2000, Section 2.1(jj) of the Plan is hereby deleted in its entirety.


                                       II.

         Effective as of July 1, 1999, Section 3.2 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "3.2. Participation.
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         An Employee who was a Participant in the Plan on June 30, 1999,
         shall remain a Participant in the Plan on July 1, 1999 if on July 1, 1999 such Employee satisfies the eligibility conditions of Section
         3.1. Each other Employee shall become an Active Participant on the first payday immediately following the date on which he first satisfies the eligibility conditions of Section 3.1."


                                      III.

         Effective as of July 1, 1999, Section 6.1 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "6.1. Employer Matching Contribution.
          -----------------------------------

         An Adopting Employer may make a contribution for each Plan Year on behalf of each Active Participant who received a Before-Tax Contribution for any payroll period within the Plan Year, in an amount determined by the Company in its sole discretion for such Plan Year; provided, however,


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         that the Company in its sole discretion may determine that no contributions shall be made for a Plan Year pursuant to this Section.

         The amount of the Employer Matching Contribution made on behalf of each such Participant shall equal a percentage of the Participant's Before-Tax Matched Contributions and After-Tax Matched Contributions, which percentage shall be announced by the Company prior to the beginning of each Plan Year; provided, however, that the Employer Matching Contribution, if any, made on behalf of a Participant who is covered by a collective bargaining agreement entered into with the Adopting Employer may be different from the Employer Matching Contributions for all other Participants, including Participants who are covered by a different collective bargaining agreement entered into with the Adopting Employer.

         Anything contained herein to the contrary notwithstanding, an Employee who was employed by an Adopting Employer on or before March 26, 1996, and who was not making After-Tax Contributions and/or Before-Tax Contributions to the Plan on March 26, 1996, and who after March 26, 1996 and prior to May 20, 1996, elects to make After-Tax Matched Contributions and/or Before-Tax Matched Contributions to the Plan, shall receive ten (10) Company Shares allocated to the Participant's Matching Contribution Stock Account. This allocation of ten (10) Company Shares is in addition to any other contributions made by an Adopting Employer on behalf of such Participant. A Participant shall have a non-forfeitable interest in such ten (10) Company Shares allocated to his Matching Contribution Stock Account as provided in Section 11.1.

         The contribution made by an Adopting Employer under this Section shall be identified as an "Employer Matching Contribution" for purposes of this Plan."


                                       IV.

Effective as of January 1, 2000, Section 13.2 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "13.2. Payment to Participants.
          -----------------------------

         If the Participant survives to his Benefit Payment Date, his Distributable Benefit shall be paid to him in a single-sum payment.

         The single-sum payment shall be made on, or as soon as practicable after, the Participant's Settlement Date; provided that, payment or commencement of payment shall not be delayed beyond sixty (60) days after the end of the Plan Year in which falls the later of the Participant's Settlement Date or the date he attains age sixty-five
         (65); provided further

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         that payment or commencement of payment shall occur not later than the Participant's Required Beginning Date (as defined below).

         For a Participant who is a five percent owner (as defined in Code
         Section 416(i)) or for a Participant who attains age 70 1/2 prior to January 1, 2001, such Participant's Required Beginning Date is the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, irrespective of whether such Participant's Settlement Date has occurred; provided however, the Required Beginning Date of a Participant who is not a five percent owner, who attains age 70 1/2 on or after January 1, 1999 and on or before December 31, 2000, and who affirmatively elects to cease or defer commencement of required minimum distributions, is the April 1 of the calendar year following the calendar year in which such Participant incurs a termination of employment.

         Effective for a Participant who attains age 70 1/2 on and after January 1, 2001, the Required Beginning Date of such Participant is the April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age 70 1/2; and (b) the calendar year in which the Participant incurs a termination of employment with all Employers.

         A Participant whose employment with all Employers terminates may elect that his Distributable Benefit be paid as of any date selected by the Participant that follows his Settlement Date and precedes his Required Beginning Date.

         An election under this Section must be made on such form and in accordance with such rules as shall be prescribed by the Committee for this purpose."


                                       V.

         Effective as of July 1, 1999, Section 23.2 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "23.2. Change-in-Control.
          -----------------------

         For purposes of this Article, a "Change-in-Control" means the occurrence of any of the following events:

         (a) any Person (as defined below) in this Section 23.2 becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of more than 30% of the Company's then outstanding voting securities (measured on the basis of voting power), provided, however, that shares issued or distributed by the Company in connection with the acquisition of another company or business from such Person shall

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                be counted as being outstanding, but otherwise shall be
                ignored in determining the percentage beneficially owned by such Person;

         (b) the shareholders of the Company approve a definitive agreement of merger or consolidation with any other corporation or business entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the consummation of the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the surviving entity of such merger or consolidation outstanding immediately after such merger or consolidation, and such definitive agreement is closed or consummated;

         (c) during any 24-month period, the directors constituting the Company's Board of Directors at the beginning of such period cease to constitute at least a majority of the directors of the Company, provided that any director newly elected during such period who has been approved by: (i) 2/3 of the shareholders or (ii) a majority of the remaining directors who were on the Board at the beginning of such period, shall be counted as if such director had been a director at the beginning of such period; or

         (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets, and such plan or agreement is closed or consummated.

         A Change in Control as described in (a) above shall not occur as a result of the ownership of voting securities by (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, or (C) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock. Securities held by an underwriter pursuant to an offering of such securities for a period not to exceed forty (40) days shall be deemed to be outstanding but shall not be deemed to be beneficially owned by such underwriter for purposes of clause (a) above.

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         The term "Person" as used in this Section 23.2 means any individual, firm, corporation, partnership or other entity and shall include the "Affiliates" and "Associates" of such Person (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934)."

         IN WITNESS WHEREOF, The Earthgrains Company has caused this Amendment No. 6 to the Plan to be executed in its name by its duly authorized officer this 30th day of June, 2000.


                                           THE EARTHGRAINS COMPANY



                                           By: /s/ Steven G. Gebben
                                              ------------------------------

                                           Title: Manager, Employee Benefits
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